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                                                                    EXHIBIT 23.3


                         INDEPENDENT AUDITORS' CONSENT



To the Board of Directors
The Brown Schools of Oklahoma, Inc.

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Amendment No. 2 to Form S-2 of our report dated May 22, 2003 relating to the consolidated financial statements of The Brown Schools of Oklahoma, Inc. and subsidiary appearing in the Current Report on Form 8-K/A filed by Psychiatric Solutions, Inc on June 16, 2003.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO Seidman, LLP

Houston, Texas
December 16, 2003